Exhibit 10-19

                          SECURITIES PURCHASE AGREEMENT

         This Securities Purchase Agreement is entered into and dated as of November 8, 2002 (this "Agreement"), between Millennium Cell Inc., a Delaware corporation (the "Company"), and Ballard Power Systems Inc., a Canadian corporation (the "Purchaser").

         WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Regulation S promulgated thereunder, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, certain securities of the Company pursuant to the terms set forth herein.

         NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I.
                                   DEFINITIONS

1.1 Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this
         -------------
Section 1.1:

                  "Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

                  "Business Day" means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York or State of New Jersey are authorized or required by law or other governmental action to close.

                  "Closing" means the closing of the purchase and sale of the Debentures pursuant to Section 2.1.

                  "Closing Date" means the date of the Closing.

                  "Commission" means the Securities and Exchange Commission.

                  "Common Stock" means the common stock of the Company, $.001 par value per share, and any securities into which such common stock may hereafter be reclassified.

     "Common Stock Equivalents" means any securities of the Company or any of its subsidiaries, or any right or option to acquire such securities, that would entitle the holder thereof to acquire Common Stock, including without limitation, any debt, preferred stock or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

                  "Company Counsel" means Gibbons, Del Deo, Dolan, Griffinger & Vecchione, P.C.

               "Debentures" means $2,400,000 in aggregate principal amount of secured convertible debentures, Series B, due on the three year anniversary of the issuance date thereof, issuable to Purchaser, subject to the terms hereof, on the Closing Date, in the form of Exhibit A hereto.

                  "Effective Date" means the date that the Registration Statement required by the Registration Rights Agreement is first declared effective by the Commission.

                Eligible Market" means any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market ("NASDAQ") or the NASDAQ
Small Cap Market.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "October Purchase Agreement" means the Securities Purchase Agreement, dated as of October 31, 2002, among the Company and the purchasers named therein providing for the issuance of the Shares, Debentures and the Warrants (all as defined therein).

                  "Option Agreement" means the Option Agreement dated the date of this Agreement between the Company and the Purchaser.

                  "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

                  "Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened in writing.

                  "Purchaser Counsel" means Cravath, Swaine & Moore.

                  "Registration Statement" means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchaser of the Underlying Shares.

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date of this Agreement, between the Company and the Purchaser, in the form of Exhibit B hereto.

                  "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                  "Securities" means the Debentures and the Underlying Shares issued or issuable (as applicable) to the Purchaser pursuant to the Transaction Documents.

                  "Trading Day" means: (i) a day on which the Common Stock is traded on an Eligible Market, or (ii) if the Common Stock is not listed on an Eligible Market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

                 "Transaction Documents" means this Agreement, the Registration Rights Agreement, the Debentures, the Option Agreement and any other documents or agreements executed or delivered in connection with the transactions contemplated hereunder.

                  "Transfer Agent Instructions" means the Company's transfer agent instructions in the form of Exhibit E.

                  "Underlying Shares" means the shares of Common Stock issuable upon conversion of the Debentures, including any shares issuable in satisfaction of the Premium (as defined in Exhibit A hereto).

                                  ARTICLE II.
                                PURCHASE AND SALE

2.1 Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing Date, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the Debentures for an aggregate purchase price of $2,400,000, which amount will be paid from the Refundable Royalty Payment (as defined in the Joint Development Agreement dated as of October 27, 2000 between the Company and the Purchaser, as amended). The Closing shall take place at the offices of Company Counsel concurrently with the execution and delivery of this Agreement by the parties or at such other location or time as the parties may agree.

2.2 Closing Deliveries. (a)At the Closing, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i)      this Agreement duly executed by the Company;

(ii)     the Debentures duly executed by the Company;

(iii)    the Registration Rights Agreement duly executed by the Company;

(iv) the Transfer Agent Instructions duly executed by the Company and acknowledged by the Company's transfer agent; and

(v)      the Option Agreement duly executed by the Company.

(b) At the Closing, the Purchaser shall deliver or cause to be delivered to the Company the following:

(i)      this Agreement duly executed by the Purchaser;

(ii)     the Registration Rights Agreement duly executed by the Purchaser; and

(iii)    the Option Agreement duly executed by the Purchaser.

2.3       Closing Conditions.

                  (a) Conditions Precedent to the Purchase of Debentures. Notwithstanding anything to the contrary contained in this Agreement, the obligation of the Purchaser to purchase the Debentures on the Closing Date is subject to the satisfaction by the Company or waiver by the Purchaser of each of the following conditions:

(i) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct as of the date when made and as of the Closing Date, as though made on and as of the Closing Date (other than representations and warranties which relate to a specific date (which shall not include representations and warranties relating to the "date hereof" or the "Closing Date") which representations and warranties shall be true as of such specific date).

(ii) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company on or prior to the Closing Date.

(iii) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated, amended, modified or endorsed by any court or governmental authority of competent jurisdiction or governmental authority, stock market or trading facility which prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(iv) Adverse Changes. No event or series of events shall have occurred that reasonably would be expected to have or result in a material adverse effect on the results of operations, assets or condition (financial or otherwise) of the Company.

(v) Letter of Credit. The Company shall have obtained a letter of credit issued by Wachovia Bank, National Association in the form of Exhibit C hereto, in an amount equal to $2,400,000 (the "Letter of Credit"), which Letter of Credit shall be secured by an account at Wachovia Bank, National Association containing the proceeds to the Company from the sale of the Debentures.

(vi) Legal Opinion. The Company shall have delivered or caused to have been delivered the legal opinion of Company Counsel, addressed to the Purchaser, in substantially the form of Exhibit D hereto.

(vii) Secretary's Certificate. The Company shall have delivered to the Purchaser a secretary's certificate certifying the resolutions by the board of directors relating to the transactions contemplated by the Transaction Documents, the incumbency of the officers executing any of the Transaction Documents or certificates or other documents contemplated thereby, and the certificate of incorporation and bylaws of the Company then in effect.

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchaser:

(a) Organization and Qualification. The Company is an entity duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no direct or indirect subsidiaries. The Company is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company, or (iii) a material adverse effect on the Company's ability to perform fully on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a "Material Adverse Effect"). Except as could not have or could not reasonably be expected to result in a Material Adverse Effect, the Company is not in violation of any of the provisions of its certificate of incorporation or bylaws.

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. Except as contemplated by the Transaction Documents, the execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and its stockholders and no further action is required by the Company or its stockholders. Each Transaction Document has been (or upon delivery will be) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

(c) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not: (i) conflict with or violate any provision of the Company's certificate of incorporation or bylaws, or (ii) subject to obtaining the Required Approvals (as defined below), conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound, or
(iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound (except to the extent that stockholder approval may be required pursuant to the rules of the NASDAQ for the issuance of a number of Underlying Shares greater than 19.99% of the number of shares of Common Stock outstanding immediately prior to the Closing Date (the "19.99% Rule")); except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(d) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filing with the Commission of the Registration Statement, (ii) the filings required by Section 4.7, (iii) the application with the Eligible Market for the listing of the Underlying Shares for trading thereon in the time and manner required thereby, (iv) to the extent that stockholder approval is required pursuant to the 19.99% Rule for the issuance of a number of Underlying Shares greater than permitted under such rule and (v) as required by blue sky filings (collectively, the "Required Approvals").

(e) Issuance of the Securities. The Securities have been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens, charges, security interests, encumbrances, rights of first refusal or other restrictions (collectively, "Liens"). The Company has reserved from its duly authorized capital stock a number of shares of Common Stock to be issued to the Purchaser upon conversion of the Debentures.

(f) Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock of the Company is set forth in Schedule 3.1(f). No securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities and except as disclosed in Schedule 3.1(f), there are no outstanding Common Stock Equivalents or other options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

(g) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the "SEC Reports" and, together with the Schedules to this Agreement, the "Disclosure Materials") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. The Company has delivered to the Purchaser a copy of all SEC Reports filed within the 10 days preceding the date hereof. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(h) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports and except as disclosed in Schedule 3.1(h): (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than: (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information.

(i) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company, or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action") which:
(i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Except as disclosed in Schedule 3.1(i), neither the Company nor any officer thereof, is or has been, nor any director thereof is or has been for the last three years, the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and, to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director that was a director of the Company at any time during the last three years or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

(j) Compliance. The Company (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body, or (iii) is not or has not been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(k) Patents and Trademarks. The Company has, or has rights to use, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with its business as described in the SEC Reports and which the failure to so have could have, or reasonably be expected to result in, a Material Adverse Effect (collectively, the "Intellectual Property Rights"). The Company has not received a written notice that the Intellectual Property Rights used by the Company violates or infringes upon the rights of any Person which, if determined adversely to the Company would, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

(l) Transactions With Affiliates and Employees. Except as set forth in SEC Reports and except as set forth on the attached Schedule 3.1(l), none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(m) Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(n) Solvency. Based on the financial condition of the Company as of the Closing Date, (i) the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(o) Certain Fees. No brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.

(p) Unregistered Offering. Assuming the accuracy of the Purchaser representations and warranties set forth in Section 3.2(b)-(e), no registration under the Securities Act is required for the offer, issuance and sale of the Securities by the Company to the Purchaser as contemplated hereby.

(q) Form S-3 Eligibility. The Company is eligible to register the resale of the Underlying Shares by the Purchaser as a secondary offering under Form S-3 promulgated under the Securities Act.

(r) Listing and Maintenance Requirements. The Company has not, in the two years preceding the date hereof, received notice (written or oral) from any Eligible Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Eligible Market. Except as disclosed in Schedule 3.1(r), the Company is in compliance with all such listing and maintenance requirements. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Eligible Market and no approval of the shareholders of the Company is required for the Company to issue and deliver to the Purchaser the maximum number of Securities contemplated by this Agreement assuming conversion of the Debentures on the date hereof.

(s) Registration Rights. Except as described in Schedule 3.1(s), the Company has not granted or agreed to grant to any Person any rights (including "piggy back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied. The registration rights (including "piggyback rights") granted to the Purchaser pursuant to the Registration Rights Agreement do not conflict with or violate any provision of or constitute a default under the October Registration Rights Agreement (as defined in the Registration Rights Agreement) or the Registration Rights Agreement dated as of June 19, 2002 between the Company and the holders named therein.

(t) Investment Company. The Company is not, and is not an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

(u) Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti takeover provision under the Company's Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company's issuance of the Securities and the Purchaser's ownership of the Securities.

(v) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Purchaser or its agents or counsel with any information that constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchaser will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Purchaser regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(w) Seniority. As of the date of this Agreement, other than the Company's reimbursement obligations relating to the Letter of Credit and the letters of credit contemplated by the October Purchase Agreement, no indebtedness of the Company is senior to the Debentures in right of payment, whether with respect to interest, premium or upon liquidation or dissolution, or otherwise, and the Debentures shall rank equally with the Secured Debentures as defined in and to be issued under the October Purchase Agreement.

The Purchaser acknowledges and agrees that, except as may be set forth in the other Transaction Documents, the Company has not made any representations or warranties with respect to the transactions contemplated hereby other than those set forth in this Section 3.1 and in the related Schedules.

3.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows:

(a) Organization; Authority. The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations thereunder. The purchase by the Purchaser of the Securities issuable to it pursuant to the terms hereof has been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement and the Registration Rights Agreement have been duly executed by the Purchaser, and, when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms.

(b) Investment Intent. The Purchaser is acquiring the Securities issuable to it as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to the Purchaser's right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by the Purchaser to hold the Securities issuable to it for any period of time. The Purchaser is acquiring the Securities issuable to it hereunder in the ordinary course of its business. The Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities issuable to it.

(c) Purchaser Status. At the time the Purchaser was offered the Securities issuable to it, it was, and at the date hereof it is, an "accredited investor" as defined in Rule 501(a) under the Securities Act. The Purchaser has not been formed solely for the purpose of acquiring the Securities issuable to it. The Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act.

(d) Experience of the Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities issuable to it, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Securities issuable to it and, at the present time, is able to afford a complete loss of such investment.

(e) General Solicitation. The Purchaser is not purchasing the Securities issuable to it as a result of any advertisement, article, notice or other communication regarding the Securities issuable to it published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f) Access to Information. The Purchaser acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities issuable to it and the merits and risks of investing in the Securities issuable to it; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and
(iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of the Purchaser or its representatives or counsel shall modify, amend or affect the Purchaser's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents.

(g) Non-U.S. Status. The Purchaser is not a U.S. person and is not acquiring the Securities for the account or benefit of any U.S. person as defined in Regulation S of the Securities Act.

         The Company acknowledges and agrees that, except as may be set forth in the other Transaction Documents, the Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

                                  ARTICLE IV.
                         OTHER AGREEMENTS OF THE PARTIES

4.1      Transfer Restrictions.


(a) The Purchaser agrees to resell the Securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration, and agrees not to engage in hedging transactions with regard to the Securities unless in compliance with the Securities Act. The Company will refuse to register any transfer of the Securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration.

(b) Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Securities other than pursuant to an effective registration statement, to the Company, to an Affiliate of the Purchaser who is not a U.S. person as defined in Regulation S of the Securities Act or in connection with a pledge as contemplated in Section 4.1(c), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

(c) The Purchaser agrees to the imprinting, so long as is required by this
Section 4.1(c), of the following legend on the certificates evidencing the
Debentures:

                  NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO THE PROVISIONS OF REGULATION S, AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES OR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

                  The Company acknowledges and agrees that the Purchaser may from time to time pledge pursuant to a bona fide margin agreement or grant a security interest in some or all of the Securities issuable to it and, if required under the terms of such arrangement, the Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith, provided, that the Company's transfer agent may require a legal opinion to issue a certificate in the name of such pledgee or secured party if such pledgee or secured party requires registration of the applicable Securities in its name. Further, no notice shall be required of such pledge. At the Purchaser's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders contained in the prospectus that forms a part of the Registration Statement.

                  The Purchaser covenants that the Purchaser will not transfer the Underlying Shares without complying with any applicable requirements under the Securities Act to deliver the final prospectus included in the effective Registration Statement to any offeree of such Underlying Shares. The Purchaser agrees to indemnify and hold harmless the Company from and against all claims, losses, damages, costs and expenses arising out of any failure to deliver such final prospectus, except to the extent that any such failure is caused by action or inaction on the part of the Company.

(d) Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 4.1(c)): (i) while a registration statement (including the Registration Statement) covering the resale of such Underlying Shares is effective under the Securities Act, or (ii) following any sale of such Underlying Shares pursuant to Rule 144, or (iii) if such Underlying Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). The Company shall cause its counsel to issue the legal opinion included in the Transfer Agent Instructions to the Company's transfer agent on the Effective Date. If all or any portion of the Debentures is converted at a time when there is a effective registration statement to cover the resale of the Underlying Shares, such Underlying Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required for Underlying Shares under this Section 4.1(d), it will, no later than three Trading Days following the delivery by the Purchaser to the Company or the Company's transfer agent of a certificate representing Underlying Shares issued with a restrictive legend, deliver or cause to be delivered to the Purchaser a certificate representing such Underlying Shares that is free from all restrictive or other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

4.2 Unconditional Performance. The Company acknowledges that the issuance of the Securities will result in dilution of the outstanding shares of Common Stock. The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim that the Company may have against the Purchaser and shall only be subject to a non-appealable order of the Commission.

4.3 Furnishing of Information. As long as the Purchaser owns the Securities issuable to it, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Upon the request of the Purchaser, the Company shall deliver to the Purchaser a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. As long as the Purchaser owns the Securities issuable to it, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for the Purchaser to sell the Securities under Rule 144.

4.4 Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the applicable Securities to the Purchaser, or that would be integrated with the offer or sale of the applicable Securities for purposes of the rules and regulations of any Eligible Market, if such integration would result in a violation of any such rule or regulation.

4.5 Listing of Securities. The Company shall: (i) in the time and manner required by each Eligible Market, prepare and file with such Eligible Market an additional shares listing application covering the Underlying Shares, (ii) take all steps necessary to cause such shares to be approved for listing on each Eligible Market as soon as possible thereafter, (iii) provide to the Purchaser evidence of such listing, and (iv) maintain the listing of such shares on each such Eligible Market or another eligible securities market.

4.6 Reservation of Shares. The Company shall maintain a reserve from its duly authorized shares of Common Stock to comply with its conversion obligations under the Debentures pursuant to the Transaction Documents. If on any date the Company would be, if notice of conversion were to be delivered on such date, precluded from issuing the number of Underlying Shares issuable upon conversion in full of the Debentures due to the unavailability of a sufficient number of authorized but unissued or reserved shares of Common Stock, then the Board of Directors of the Company shall promptly prepare and mail to the stockholders of the Company proxy materials requesting authorization to amend the Company's certificate of incorporation to increase the number of shares of Common Stock which the Company is authorized to issue so as to provide enough shares for issuance of the Underlying Shares. In connection therewith, the Board of Directors shall (a) adopt proper resolutions authorizing such increase, (b) recommend to and otherwise use its best efforts to promptly and duly obtain stockholder approval to carry out such resolutions (and hold a special meeting of the stockholders as soon as practicable, but in any event not later than the 60th day after delivery of the proxy materials relating to such meeting) and (c) within five Business Days of obtaining such stockholder authorization, file an appropriate amendment to the Company's certificate of incorporation to evidence such increase.

4.7 Securities Laws Disclosure; Publicity. The Company shall, within three Business Days after the Closing Date, issue a press release or file a Current Report on Form 8-K disclosing all material terms of the transactions contemplated hereby. The disclosure in such press release shall be consistent with the disclosure set forth on Exhibit F hereto. The Company and the Purchaser shall obtain each other's written consent prior to issuing any other press releases with respect to the transactions contemplated hereby. Notwithstanding the foregoing, other than (i) in any registration statement filed pursuant to the Registration Rights Agreement or otherwise covering resale of the Underlying Shares and any filings related thereto or (ii) to the extent that the Company, upon advice of counsel, deems such disclosure necessary or advisable, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Eligible Market, without the prior written consent of such Purchaser, except to the extent such disclosure is required by law or Eligible Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure

4.8 Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide the Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto the Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that the Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

4.9 Use of Proceeds. The Company shall not use any of the net proceeds from the sale of the Securities hereunder for the satisfaction of any portion of the Company's debt outstanding prior to the Closing Date (other than payment of trade payables in the ordinary course of the Company's business and prior practices), to redeem any Company equity or equity equivalent securities or to extend any loans to its Affiliates.

4.10 Indemnification of Purchaser. The Company hereby indemnifies and holds the Purchaser and its directors, officers, shareholders, employees and agents (each, a "Purchaser Party") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation (collectively, "Losses") that any such Purchaser Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy, or any allegation by a third party that, if true, would constitute a breach or inaccuracy, of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents. The Company will reimburse such Purchaser Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. Neither the Company nor any Purchaser Party may, without the prior written consent of the other, agree to any settlement of any claim or action with respect to which the Company is required to indemnify such Purchaser Party pursuant to this Section 4.10.

ARTICLE V.
                                  MISCELLANEOUS

5.1 Fees and Expenses. The Company and the Purchaser have agreed to share equally the legal and other fees and expenses incurred in connection with the preparation and negotiation of the Transaction Documents subject to a maximum of $25,000. Other than as specified above, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of any Securities.

5.2 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company will execute and deliver to the Purchaser such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents. The Warrant issued to the Purchaser by the Company in October 2000, and the Warrant Purchase Agreement between the Company and the Purchaser and the Registration Rights Agreement between the Company and the Purchaser, both entered into in October 2000, are expressly terminated and of no further force and effect.

5.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses and facsimile numbers for such notices and communications are those set forth on the signature pages hereof, or such other address as may be designated in writing hereafter, in the same manner, by such Person.

5.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser. The Purchaser may assign its rights under this Agreement and the Registration Rights Agreement to any Person to whom the Purchaser assigns or transfers any Securities.

5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.10.

5.8 Governing Law; Venue; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Document (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such court.. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

5.9 Survival. The representations, warranties, agreements, covenants and indemnifications contained herein shall survive the Closing Date.

5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

5.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.12 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever the Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.13 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

                                    [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                                       SIGNATURE PAGES FOR PURCHASER FOLLOW]

                  IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                             MILLENNIUM CELL INC.


                             By:       /s/ Norman R. Harpster, Jr.
                                       ---------------------------
                             Name:     Norman R. Harpster, Jr.
                             Title:    Vice President - Chief Financial Officer


                            Address for Notice:


                            1 Industrial Way West
                            Eatontown, NJ 07724
                            Facsimile No.:(732) 542-4010
                            Attn: Chief Financial Officer

                            With a copy to:
                            Gibbons, Del Deo, Dolan, Griffinger
                            & Vecchione, P.C
                            One Riverfront Plaza
                            Newark, NJ 07102-5496
                            Phone (973) 596-4500
                            Fax     (973) 596-0545
                            Attn: Alyce C. Halchak, Esq.

                                    [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                                       SIGNATURE PAGE OF PURCHASER FOLLOWS]

                           BALLARD POWER SYSTEMS INC.


                           By:       /s/ Dennis Campbell
                           Name:     Dennis Campbell
                           Title:    President and Chief Operating Officer

                           By:       /s/ Noordin Nanji
                           Name:     Noordin Nanji
                           Title:    Vice President, Strategic Development

                           4343 North Fraser Way
                           Burnaby,
                           British Columbia
                           Canada V5J 5J9
                           Attn.: __________________

                           With a copy to:
                           Cravath, Swaine & Moore
                           Worldwide Plaza
                           825 Eighth Avenue
                           New York, NY  10019
                           Phone No.: (212) 474-1000
                           Facsimile No.: (212) 474-3700
                           Attn:  John T. Gaffney, Esq.

                                    Exhibit A

                                    Debenture

                                    Exhibit B

                          Registration Rights Agreement

                                    Exhibit C

                                Letter of Credit

                                    Exhibit D

                              Form of Legal Opinion

                                    Exhibit E

                           Transfer Agent Instructions

                                    Exhibit F

                               Form of Disclosure

                                    Schedules